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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAPITAL DIRECTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
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CAPITAL DIRECTIONS, INC.

322 South Jefferson Street, Mason, Michigan 48854 517-676-0500

March 28, 2003

Dear Shareholder:

You are invited to attend the Capital Directions, Inc. 2003 Annual Meeting of Shareholders on Thursday, April 24 at Mason State Bank’s Main Office, 322 South Jefferson Street, Mason, Michigan. Hors d’oeuvres will be served beginning at 6:00 p.m. and the business meeting will commence at 6:30 p.m.

Please read the accompanying Notice of Annual Meeting and Proxy Statement for information pertaining to the matters to be considered and acted upon at the Annual Meeting.

We appreciate your continued interest in Capital Directions, Inc. and look forward to seeing you at the Annual Meeting. Whether or not you are present, it is important that your shares are represented. Accordingly, please sign, date, and mail the enclosed Proxy promptly.

Sincerely,

Timothy P. Gaylord
President and
Chief Executive Officer

PROXY STATEMENT
VOTING SECURITIES AND RECORD DATE
PRINCIPAL SHAREHOLDERS
(1) ELECTION OF DIRECTORS
DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AGREEMENT
TRANSACTIONS WITH DIRECTORS AND OFFICERS
(2) APPROVAL OF THE 2003 STOCK OPTION PLAN
TRANSACTION OF OTHER BUSINESS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
2004 ANNUAL MEETING
APPENDIX A

CAPITAL DIRECTIONS, INC.

322 South Jefferson Street, Mason, Michigan 48854 517-676-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2003

The Annual Meeting of Shareholders of Capital Directions, Inc. will begin at 6:30 p.m. on Thursday, April 24, 2003 at Mason State Bank’s Main Office, 322 South Jefferson Street, Mason, Michigan, for the following purposes:

(1)	To elect a board of seven directors, each to hold office for a term of one year and/or until a successor has been elected and qualified;

(2)	To vote on approval of the Capital Directions, Inc. 2003 Stock Option Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 3, 2003 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

All Shareholders are invited to attend the Annual Meeting. Please be sure to mark, date, sign, and return the enclosed proxy card, whether or not you plan to attend the meeting, so your shares will be voted. Any Shareholder present at the meeting, may vote personally on all matters brought forward. In that event, his or her Proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas W. Dancer
Secretary

March 28, 2003

CAPITAL DIRECTIONS, INC.
322 South Jefferson Street, Mason, Michigan 48854 517-676-0500

PROXY STATEMENT
Annual Meeting of Shareholders, April 24, 2003

This Proxy Statement is furnished in connection with the solicitation of Proxies, beginning March 29, 2003, by the Board of Directors of Capital Directions, Inc. (the “Company”), to be voted at the Annual Meeting of Shareholders of the Company, to be held at Mason State Bank’s Main Office, 322 South Jefferson Street, Mason, Michigan, on April 24, 2003 at 6:30 p.m. (the “Annual Meeting”).

If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees in the Proxy, for the approval of the 2003 Stock Option Plan, and in accordance with the best judgement of the Proxy holder with respect to any other matter to come before the Shareholders at the Annual Meeting. A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy, or attending the meeting and voting in person. Attendance at the Annual Meeting does not, however, automatically serve to revoke the Proxy. This Proxy Statement is first being mailed to shareholders on March 28, 2003.

VOTING SECURITIES AND RECORD DATE

As of March 3, 2003, the record date for the Annual Meeting, the Company had issued and outstanding 590,043 shares of Common Stock, par value $5.00 per share (“Common Stock”), each outstanding share entitles the record holder thereof one vote upon each matter to be voted upon at the meeting, or any adjournment. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, the seven nominees for election as directors who receive the greatest number of votes cast will be elected directors (see “(1) ELECTION OF DIRECTORS”). Approval of the 2003 Stock Option Plan requires the affirmative vote of a majority of the votes cast, whether in person or by proxy, by holders of the Common Stock entitled to vote at the Annual Meeting (see “(2) APPROVAL OF THE 2003 STOCK OPTION PLAN”). Therefore, broker non-votes, shares as to which authority is withheld with respect to the election of directors, and shares abstaining from voting on approval of the 2003 Stock Option Plan will be counted for quorum purposes, but since they are not votes cast, will have no effect on the election of directors or approval of the 2003 Stock Option Plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of March 3, 2003, as to the Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock:

	Name and Address	Amount and Nature	Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership	of Class

Common Stock, $5 par value	June M. Oesterle Trust Lyle M. Oesterle Trust 1975 Okemos Rd. Mason, MI 48854	54,586(1)	9.25%

Common Stock, $5 par value	Colin J. Fingerle Trust 2505 Londonderry Rd. Ann Arbor, MI 48104	37,343	6.33%

(1)	Total of shares owned by both the June M. Oesterle Trust of which June M. Oesterle is the sole Trustee and the Lyle M. Oesterle Trust of which Lyle M. Oesterle, spouse of June M. Oesterle, is sole Trustee.

(1) ELECTION OF DIRECTORS

Seven directors are proposed to be elected at the Annual Meeting to serve until the next Annual Meeting and/or until their successors are elected. The Bylaws of the Company permit the Board of Directors to establish the size of the Board from six to nine members. The present Board has fixed seven as the size of the Board to be elected. The Proxies cannot be voted for a greater number of persons than the number of nominees named.

In the event that any nominee is unable to serve, which is not now contemplated, the Proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee. The nominees for directors are the persons named on the following page. All of the nominees for directors are presently serving as directors of the Company. These persons, according to the information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock of the Company set forth opposite their respective names. All information is presented as of March 3, 2003.

DIRECTORS

		Principal Occupation For		Amount and Nature
		Last Five Years	Director	of Beneficial		Percent
Name	Age	Or More	Since (1)	Ownership (2)		of Class

Gerald W. Ambrose	53	County Controller for the County of Ingham; Chairman of the Board, Mason State Bank and the Company	1990	1,111		*

Douglas W. Dancer	62	Partner, Nu-Horizons, Inc., Realtor, Vision Real Estate, and Former President, Dancer’s Inc. Department Stores; Secretary of the Board, Mason State Bank and the Company	1986	20,766		3.52

Timothy P. Gaylord	48	President & Chief Executive Officer of Mason State Bank and the Company	1995	17,828	(3)	3.02

Peter D. Houk	58	Partner, Fraser, Trebilcock, Davis & Dunlap PC and Retired Circuit Court Judge	2003	100		*

Paula J. Johnson	56	Realtor, Vision Real Estate and Developer, PAL, LLC i.e.: Vision Village Condominiums	1996	450		*

James W. Leasure	52	Owner, Showtime, Inc. and Wash Express	2000	8,423		1.43

Marvin B. Oesterle	51	Partner, Oesterle Brothers Seed Corn; Vice Chairman of the Board, Mason State Bank and the Company	1981	3,934		*
Seven directors as a group				52,612		8.92

* Less than one percent

(1)	Includes service as a director of the Company’s wholly-owned subsidiary, Mason State Bank (the “Bank”). The Company was organized in 1988 to act, inter alia, as a holding company for Mason State Bank, and the Bank’s directors became directors of the Company.

(2)	Includes shares owned by or jointly with spouse, or minor child, or other relative residing in same household, or as trustee.

(3)	9,001 of these shares are stock options that Mr. Gaylord has the right to exercise within 60 days.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a number of standing committees, including Personnel and Audit.

In 2002, there were a total of twelve regularly scheduled meetings of the Board of Directors of the Company. Of the nominees for re-election as directors of the Company, no director attended less than seventy-five percent of the aggregate of the total number of meetings of the Board of Directors of the Company held in 2002 and the total number of meetings held by all standing committees of the Board on which they served.

Each director of the Company is entitled to receive an annual retainer of $8,207. In lieu of payment of director fees, certain directors have elected to participate in a deferred compensation plan adopted in 1986. The plan was closed to new participants May 18, 1996. Douglas W. Dancer and Marvin B. Oesterle elected to participate in the plan which provides for retirement and death benefits to be paid to the participating directors or their beneficiaries over fifteen years.

The members of the Personnel Committee include all directors with James W. Leasure serving as the Chairman. This committee met four times in 2002. The Bank’s Personnel Committee approves the officers’ salary budget for the year and recommends changes in official salaries and other benefits to the Bank’s Board of Directors.

The members of the Audit Committee include all directors, except President Gaylord, with Marvin B. Oesterle serving as the Chairman. Each member of the Audit Committee is independent under the definition contained in Rule 4200 (a) (15) of the NASD’s Listing Standards. The Audit Committee, which met four times during 2002, appoints, subject to approval by the Board of Directors, the Bank’s independent auditors and approves the program of continuous internal audit and the scope of audit procedures. The Committee also reviews the accounting principles and the control procedures and practices adopted by management, the services performed by the independent auditors, and approves the fees paid to the independent auditors. The Company’s stock is quoted on the OTC Bulletin Board under the symbol CTDN and is not listed on the NYSE, ASE, or NASDAQ.

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an Appendix to the Company’s 2001 Proxy Statement.

AUDIT COMMITTEE REPORT

In connection with the audited consolidated financial statements incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Crowe, Chizek and Company LLP (“Crowe Chizek”). The Audit Committee discussed with Crowe Chizek the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Committee had also considered whether the provisions of other services performed by Crowe Chizek for the Company not related to the audit of the consolidated financial statements referred to above is compatible with maintaining Crowe Chizek’s independence.

THE AUDIT COMMITTEE

Gerald W. Ambrose Paula J. Johnson	Douglas W. Dancer James W. Leasure	Peter D. Houk Marvin B. Oesterle

EXECUTIVE OFFICERS

		First Elected as
		an Officer of
Name (age)	Position with the Company	the Company

Gerald W. Ambrose (53)	Chairman	1994
Marvin B. Oesterle (51)	Vice Chairman	1981
Douglas W. Dancer (62)	Secretary	1990
Lois A. Toth (52)	Treasurer	1998
Timothy P. Gaylord (48)	President & CEO	1995

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation paid by the Company and its subsidiaries during the fiscal year ended December 31, 2002 to the Company’s Chief Executive Officer. There were no executive officers, other than the CEO, whose combined salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards

Name and					All Other
Principal Position	Year	Salary ($) (1)	Bonus ($)	Options (#) (2)	Compensation ($) (3)

Timothy P. Gaylord	2002	$135,314	$25,600	2,000	$14,190
President and CEO	2001	$127,514	$23,121	2,000	$15,355
	2000	$121,240	$22,000	2,000	$11,603

(1)	Includes director’s fees of $7,899 for 2002; $7,595 for 2001; and $7,303 for 2000.

(2)	The amounts shown represent the number of shares covered by stock options granted under the Capital Directions, Inc. Incentive Stock Option Plan as more fully described in the Option Grants in Last Fiscal Year table set forth on the following page.

(3)	“All Other Compensation” is comprised of the following items: The Bank is accustomed to awarding a longevity bonus to all employees based on their salary and length of service at five year increments. Mr. Gaylord received an award of $1,196 for ten years of service in 2001. The Bank entered into a lease agreement on a vehicle for Mr. Gaylord’s use. The income benefit to Mr. Gaylord was $3,843 for 2002; $4,388 for 2001; and $2,628 for 2000. A contribution by the Bank for Mr. Gaylord’s benefit was made to the Bank’s 401(k) Plan of $10,347 for 2002; $9,771 for 2001; and $8,975 for 2000.

The following table presents information about stock options granted to the named executive officer during 2002 under the Capital Directions, Inc. Incentive Stock Option Plan (the “Stock Option Plan”).

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Potential Realizable
Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation
	Underlying	Granted to	or Base		for Option Term (2)
	Options	Employees	Price	Expiration
Name	Granted (#) (1)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Timothy P. Gaylord	2,000	50.00	38.00	2/21/12	47,796	121,124

(1)	The amounts shown are shares of the Company’s Common Stock covered by options granted under the Stock Option Plan. The vesting of Stock Options does not start until two years from the date of grant, February 21, 2002. The options vest over 3 years, with one-third of the covered shares becoming part of the exercisable portion each of the three years.

(2)	The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of five percent and ten percent from the date of grant to the end of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock, overall stock market conditions, and the optionees’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The following table presents the number of shares covered by, and the value of, unexercised options held by the named executive officer at December 31, 2002. One thousand (1,000) options were exercised by the named executive officer during 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of
			Securities Underlying	Unexercised In-the-
			Unexercised Options	Money Options
	Shares		at FY-End (#) (1)	at FY-End ($) (2)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized $	Unexercisable	Unexercisable

Timothy P. Gaylord	1,000	25,500	7,001/5,999	103,756/25,994

(1)	On March 18, 1999, the Company’s Board of Directors, with the consent of each grantee, voted to rescind all outstanding SARs, which had been previously granted under the Company’s Incentive Stock Option Plan.

(2)	The value shown is based upon the market bid price at December 31, 2002 of $43.50 net of the option exercise price.

EMPLOYMENT AGREEMENT

The Company has entered into an agreement with Mr. Gaylord relating to his employment by the Company and the Bank. This agreement is summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the agreement.

The agreement among Mr. Gaylord, the Company, and the Bank (the “Agreement”) provides that Mr. Gaylord will be employed by the Company and the Bank as their President and Chief Executive Officer. The Agreement was automatically renewed in 2002 for a one-year period ending September 30, 2003 and is subject to automatic renewals of one-year periods unless terminated in accordance with the Agreement. The Agreement provided an annual salary rate in 1995 of $85,000, subject to adjustment by the Board of Directors in subsequent years during the term of the Agreement. During 2002, Mr. Gaylord’s salary was $127,415. Mr. Gaylord is also entitled to customary employee benefits and perquisites. The Agreement provides that in the event of a change in control of the Company or the Bank, if Mr. Gaylord’s employment is involuntarily terminated, or if Mr. Gaylord’s status and compensation are reduced without cause within one year of the change in control, Mr. Gaylord shall be entitled to payment of an amount equal to his annual salary. The Agreement provides that the Company and the Bank may terminate Mr. Gaylord’s employment at any time for cause without further obligation to compensate Mr. Gaylord. The Agreement broadly defines cause to generally include, among other things, misfeasance, malfeasance, and nonfeasance of Mr. Gaylord’s duties and breach of the Agreement. The Agreement further provides that Mr. Gaylord shall not, for a period of one year after Mr. Gaylord’s last day of employment, provide financial services or otherwise compete with the business of the Company and the Bank in the City of Mason, Michigan and a three mile radius surrounding it. Further, Mr. Gaylord shall not during that one year period, solicit customers of the Bank and its affiliates or solicit for hire any then current Bank or Company employees or contact them for the purpose of inducing them to leave the Bank or Company. The Agreement also requires Mr. Gaylord to maintain the confidentiality of certain information and trade secrets of the Company and the Bank following the termination of his employment.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2002. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

(2) APPROVAL OF THE 2003 STOCK OPTION PLAN

Background
The Board of Directors of the Company adopted the Plan on February 20, 2003, subject to the approval of the Plan by the shareholders at the Annual Meeting. Stock options may be granted under the Plan on and after the effective date, provided that the shareholders approve the Plan. Awards of incentive stock options may not be granted after February 20, 2113. The discussion which follows is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix A.

The aggregate number of shares of the Company’s common stock that may be issued and outstanding pursuant to the exercise of options under the Plan (the “Option Pool”) will not exceed 20,000 shares. Shares of the Company’s common stock which would have been issued pursuant to the exercise of a stock option, but are withheld as payment of the option price may be added back into the Option Pool and reissued. Common stock covered by terminated and expired options may also be added back to the Option Pool. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, appropriate proportionate adjustments will be made to both the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Option Pool, the exercise price, and number of common shares associated with an outstanding option. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company’s common stock or securities convertible into or exchangeable for shares of the Company’s common stock.

Purpose and Eligibility
The purpose of the Plan is to advance the interests of the Company and its shareholders by helping the Company and its subsidiaries attract and retain the services of highly qualified employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such employees and officers and aligning their interests with those of shareholders.

The objectives of the Plan will be accomplished by the granting of stock option awards to selected key employees and officers. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”).

Eligible participants are defined in the Plan to mean employees and officers of the Company or its subsidiaries. Eligible participants may be granted ISOs or NSOs under the Plan if so selected by the Board. Currently, ten persons qualify as eligible participants. No employees will be awarded stock option grants under this Plan in 2003. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

Existing Equity Compensation Plans
The Company currently maintains the Capital Directions, Inc. Incentive Stock Option Plan, which the Company’s Board of Directors adopted on May 20, 1993 and the shareholders of the Company approved on April 28, 1994. The following table provides information regarding the number of shares of common stock subject to this plan as well as information regarding outstanding options to purchase the Company’s common stock under the plan.

Number of
securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	24,007	34.28	9,893
Equity compensation plans not approved by security holders	0	0	0
Total	24,007	34.28	9,893

Administration of Plan
The Board of Directors of the Company is designated in the Plan as the committee which shall administer the Plan. The Board will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company’s articles of incorporation, bylaws and the Plan, and the specific limitations on such discretion set forth in the Plan:

1.	to select and approve the persons to whom options will be granted under the Plan from among the eligible participants, including the number of options and the amount of common stock available for purchase under such options so granted to each person;

2.	to determine the period or periods of time during which options may be exercised or become exercisable, the option price and the duration of such options, the date on which options are granted, and other matters to be determined by the Board in connection with specific option grants and option agreements as specified under the Plan; and

3.	to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan.

Except as otherwise provided in the Plan, the Board will designate any option granted as either an ISO or as an NSO (as such terms are defined in the Plan). To the extent that the fair market value of common stock (as defined in the Plan), determined at the time the option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO.

Options will be deemed granted under the Plan only upon the execution and delivery of an option agreement by the option holder and a duly authorized officer of the Company. Options will not be deemed granted under the Plan merely upon the authorization of such grant by the Board.

Amendment and Termination
The Board may amend, and the Board of Directors of the Company may suspend or discontinue the Plan at any time, provided that: (i) no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common stock shares issuable under the Plan, or increase the maximum total number of common stock shares issuable to an eligible participant under the Plan; (ii) no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, (iii) no action of the Board shall alter or impair any option previously granted or awarded under the Plan without the consent of such affected option holder.

Incentive Stock Options and Non-Qualified Stock Options
The Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company’s common stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Board in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company’s common stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company’s common stock on the date of the grant. The fair market value shall mean the average of the high and low prices reported for the market in which the shares of the Company’s common stock are traded on the date of the grant or, if no trading occurred on that date, on the latest trading date prior to such date. An option holder may pay all or a portion of the option price only in cash.

The period during which an option may be exercised shall be determined by the Board at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries in which case the option period will not exceed five years from the date of grant.

To the extent not previously exercised, each ISO will terminate upon the expiration of the option period specified in the option agreement provided, however, that subject to the discretion of the Board, each ISO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than death, disability, or retirement; (ii) one year after the date that the option holder ceases to be an eligible participant by reason of such person’s death, disability; provided, however, that the ISO will convert to an NSO if exercised more than 3 months after retirement; or (iii) immediately upon the Company’s verbal or written notice to the Optionee that Optionee’s employment has been terminated for cause.

To the extent not previously exercised, each NSO will terminate upon the expiration of the option period specified in the option agreement provided, however, that subject to the discretion of the Board, each NSO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than death, disability, or retirement; (ii) one year after the date that the option holder ceases to be an eligible participant by reason of such person’s death, disability or retirement; or (iii) immediately upon the Company’s verbal or written notice to the Optionee that Optionee’s employment has been terminated for cause.

Transferability; Dividend and Voting Rights; Withholding
The terms of the Plan provide that neither ISOs nor NSOs are transferable other than by will or the laws of descent and distribution.

The Plan provides that recipients of options pay all required local, state and federal withholding taxes associated with the exercise of such options in cash.

Certain Federal Income Tax Consequences
The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

The discussion of federal income tax consequences set forth below is included for informational purposes only. The discussion is based on currently existing provisions of the Code, existing or proposed treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing is subject to change, and any such change could affect the continuing validity of this discussion. Each participant in the plan should consult his or her tax advisor regarding specific tax consequences including the application and effect of state and local tax laws.

Incentive Stock Options. ISOs granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability) if the option holder does not dispose of common stock received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a “Disqualifying Disposition”), and if the option holder has continuously been an eligible participant from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability) (hereinafter referred to as the “Employment Requirement”). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common stock acquired pursuant to an ISO are disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition.

Disposition of common stock acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common stock acquired pursuant to an ISO, will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

Pursuant to the Code and the terms of the Plan, the Board will designate all options granted under the Plan as either ISOs or NSOs. To the extent that the fair market value of the Company’s common stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the Plan as an NSO.

Non-Qualified Stock Options. For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company’s common stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder’s basis in shares of the Company’s common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company’s common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

Pursuant to the terms of the Plan, the Board will require any recipient of common stock upon the exercise of an NSO to pay the Company, in cash, by surrendering shares of the Company’s common stock already owned, by withholding common stock issued pursuant to the option being exercised, or in such other form as the Board may determine in its discretion, the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

Performance-Based Compensation — Section 162(m) Requirement
The Plan is intended to preserve the Company’s tax deduction for certain awards made under the Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

Vote Required for Approval
The affirmative vote of the holders of a majority of the votes cast by holders of Common Stock entitled to vote at the Annual Meeting is required to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE PLAN.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting. At the date of this Proxy Statement, the Board is not aware of any matter other than the election of directors and the renewal of the Stock Option Program to be presented for action by others or that any nominee named herein for election to the Board of Directors will be unavailable. If any of the nominees listed above is not available for election as a director, or if any other matters come before the meeting or any adjournment thereof, it is intended that the shares represented by Proxies given to the Board of Directors’ designees will be voted with respect thereto in accordance with the best judgement of the Proxies after consultation with the Board of Directors. In addition, Rule 14a-4 of Regulation 14A under the Securities Exchange Act of 1934 permits discretionary voting on any matter presented at an annual meeting of shareholders, if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. The shares represented by Proxies given to the Board of Directors’ designees will be voted in accordance with the best judgement of the Proxies after consultation with the Board of Directors on any matter coming within the scope of Rule 14a-4.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the year 2002, Crowe, Chizek and Company LLP (“Crowe Chizek”) was engaged by the Board of Directors to perform an audit of the Company’s consolidated financial statements. Engagement for the year 2003 is under review. A representative of Crowe Chizek will be present at the meeting to make a statement if he or she desires and to respond to appropriate questions. The Company periodically reviews bids from qualified accounting firms.

Audit Fees. In aggregate, audit service fees billed by Crowe Chizek to the Company amounted to $33,950 for the year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees. There were no such services performed by Crowe Chizek during 2002 and thus, no fees billed to the Company during 2002 for these services.

All Other Fees. In aggregate, all other fees billed by Crowe Chizek to the Company amounted to $48,514 for the year ended December 31, 2002.

Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the Company’s consolidated financial statements for the year ended December 31, 2002 is attributable to work performed by persons other than Crowe Chizek employees.

ADDITIONAL INFORMATION

The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company and its subsidiaries may solicit Proxies by telephone, telegraph, or in person. The Company has retained the services of ADP Investor Communication Services to deliver Proxy materials to brokers, nominees, fiduciaries, and other custodians for distribution to their beneficial owners, as well as the solicitation of Proxies from these institutions. The cost of the solicitation is expected to amount to approximately $2,500, plus reasonable out-of-pocket expenses.

2004 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders must submit the proposal in writing to the Company on or before November 29, 2003 in order for the proposal to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting.

SHAREHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas W. Dancer
Secretary
March 28, 2003

APPENDIX A

CAPITAL DIRECTIONS, INC
2003 STOCK OPTION PLAN

1.     Purpose; Effectiveness of the Plan

(a)     The purpose of this Plan is to advance the interests of the Company and its shareholders by helping the Company and its Subsidiaries attract and retain the services of employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging Stock ownership by such employees and officers and aligning their interests with those of shareholders.

(b)     This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company (excluding holders of shares of Option Stock issued by the Company under this Plan) within twelve months after that date. If the Plan is not approved by the shareholders of the Company, any Options granted under this Plan would be rescinded and void. This Plan will remain in effect until it is terminated by the Board under Section 10 hereof, except that no Incentive Stock Option will be granted after the tenth anniversary of the date of this Plan’s adoption by the Board.

2.     Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements entered into pursuant to this Plan:

(a)     “10% Shareholder” means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

(b)     “1934 Act” means the federal Securities Exchange Act of 1934, as amended.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Cause” means (i) the Participant’s violation of the provisions of the [non-competition agreement] or the [confidentiality agreement] or any material breach of the [Company’s Code of Conduct] by the Participant; (ii) an illegal or negligent action by the Participant that materially and adversely affects the Company; (iii) the Participant’s failure or refusal to perform his duties (except when prevented by reason of illness or disability); or (iv) conviction of the Participant of a felony involving moral turpitude.

(e)     “Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

(f)     “Committee” means the Board.

(g)     “Company” means Capital Directions, Inc., a Michigan corporation, and its successor or successors.

(h)     “Disability” has the same meaning as “permanent and total disability,” as defined in Section 22(e)(3) of the Code.

(i)     “Disqualifying Disposition” means a disposition, as defined in Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

(1)	within two years after the underlying Option is granted; or

(2)	within one year after the underlying Option is exercised.

Under Section 424(c)(1) of the Code, the term “disposition” includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

(j)     “Eligible Participants” means persons who, at a particular time, are employees or officers of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

(k)     “Fair Market Value” means, with respect to Option Stock and as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

(1) if the Stock was traded on a national stock exchange as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported by the applicable composite transactions report for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date.

(2) if the Stock was traded on any other established market as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date; or

(3) if neither of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee on good faith on such basis as it deems appropriate.

(l)     “ISO” or “Incentive Stock Option” means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an “incentive stock option,” as defined in Section 422 of the Code.

(m)     “NSO” means any Option granted under this Plan whether designated by the Committee as a “non-qualified stock option,” a “non-statutory stock option” or otherwise, other than an Option designated by the Committee as an ISO. The term “NSO” also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

(n)     “Option” means a right granted pursuant to this Plan entitling the Optionee to acquire shares of Stock issued by the Company.

(o)     “Option Agreement” means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Options hereunder.

(p)     “Option Price” with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

(q)     “Option Stock” means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

(r)     “Optionee” means an Eligible Participant to whom an Option is granted hereunder, and any transferee of such Option received pursuant to a Transfer authorized under this Plan.

(s)     “Plan” means this Capital Directions, Inc., Stock Option Plan, as the Plan may be amended from time to time.

(t)     “Retirement” means termination of employment with the Company or a Subsidiary on or after the date on which the employee attains normal or early retirement age, as such terms are defined in the Capital Directions, Inc. Profit Sharing 401(K) Plan.

(u)     “Stock” means shares of the Company’s common stock.

(v)     “Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code.

(w)     “Transfer,” with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold, or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3.     Eligibility. Options may be granted under this Plan only to persons who are Eligible Participants as of the time of such grant.

4.     Administration

(a)     Administration by the Committee. The Board will administer and serve as the Committee for this Plan.

(b)     Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company’s articles of incorporation, bylaws and this Plan, and the specific limitations on such discretion set forth herein:

(1) to select and approve the persons to whom Options will be granted under this Plan from among the Eligible Participants, including the number of Options and the amount of Option Stock available for purchase under such Options so granted to each person;

(2) to determine the period or periods of time during which Options may be exercised or become exercisable, the Option Price and the duration of such Options, the date on which Options are granted, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan; and

(3) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

(c)     Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

(d)     Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5.     Shares Reserved for Options. Subject to Sections 7 and 10 of this Plan, the aggregate number of shares of Option Stock that may be issued and outstanding pursuant to the exercise of Options under this Plan (the “Option Pool”) will not exceed 20,000 shares. The maximum number of shares of Option Stock which may be subject to one or more awards to a single Eligible Participant shall not exceed 20,000 shares in the aggregate. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired may also be added back into the Option Pool to be available for issuance.

6.     Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Participant to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

(a)     Covenants of Optionee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

(b)     Option Vesting Periods. Except as otherwise provided herein, each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Option Vesting Period”). Such Option Vesting Periods will be determined by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(c)     Exercise of the Option.

     (1)     Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Optionee after exercise, and the method of payment. Options shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Optionee of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

     (2)     Withholding Taxes. As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Optionee will pay to the Company in cash or in such other form as the Committee may determine in its discretion, the amount of the Company’s tax withholding liability, if any, associated with such exercise. The Committee may prescribe a specific method of payment of such withholding, in its discretion. For purposes of this subsection 6.(c)(2), “tax withholding liability” will mean all federal and state income taxes, social security tax, Medicare tax and any other taxes applicable to the income arising from the transaction required by applicable law to be withheld by the Company.

(d)     Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event will the Option Price for an ISO or NSO granted hereunder be less than the Fair Market Value (or, where an ISO Optionee is a 10% Shareholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO or NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

(e)     Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Optionee will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

(f)     Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the “Option Period”); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Shareholder.

     (1)     ISOs. To the extent not previously exercised, each ISO will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each ISO will terminate, if earlier: (a) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason other than death, Disability or Retirement; (b) one year after the date that the Optionee ceases to be an Eligible Participant by reason of such person’s death, Disability or Retirement; provided, however, that the ISO will convert to an NSO if exercised more than three months after Retirement; or (c) immediately upon the Company’s verbal or written notice to the Optionee that Optionee’s employment has been terminated for Cause.

     (2)     NSOs. To the extent not previously exercised, each NSO will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that subject to the discretion of the Committee, each NSO will terminate, if earlier: (a) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than death, Disability, or Retirement; or (b) one year after the date the Optionee ceases to be an Eligible Participant by reason of such person’s death, Disability or Retirement; or (c) immediately upon the Company’s verbal or written notice to the Optionee that Optionee’s employment has been terminated for Cause.

(g)     Transferability of Options. ISOs and NSOs will be subject to Transfer by the Optionee only by will or the laws of descent and distribution.

(h)     Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

(i)     Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan’s provisions. The Company may place a “stop transfer” order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 6.(i) have been complied with.

(j)     Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.     Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

(a)     in the aggregate number of shares of Option Stock in the Option Pool;

(b)     in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

(c)     in the exercise price of any rights of repurchase or of first refusal under this Plan; and

(d)     with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement.

Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

8.     Proceeds from Sale of Option Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

9.     Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise. Notwithstanding the foregoing, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option previously granted under this Plan.

10.     Amendment and Discontinuance. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

(a)     No such action may, without the approval of the shareholders of the Company, increase the maximum total number of shares of Option Stock that may be granted to an individual over the term of this Plan, or materially increase (other than by reason of an adjustment pursuant to Section 7 hereof) the aggregate number of shares of Option Stock in the Option Pool that may be granted pursuant to this Plan;

(b)     No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

(c)     No action of the Committee shall alter or impair any Option previously granted under this Plan without the consent of such affected Optionee.

11.     Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Participants and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

12.     Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability. To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee.

13.     Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to Capital Directions, Inc., 322 S. Jefferson St., Mason, MI 48854, Attention: Board Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to be given when deposited in the United States mail at a post office or branch post office regularly maintained by the United States Postal Service, with postage fully prepaid, enclosed in a properly sealed envelope, and addressed as required under this Section 13.

14.     Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Michigan.

15.     Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

• • •

Date Plan Adopted by Board of Directors:     February 20, 2003

ATTACHMENT TO THE PROXY

CAPITAL DIRECTIONS, INC.

REPORT ON EXECUTIVE COMPENSATION

General
     The Compensation Committee is a subcommittee of the Personnel Committee of the Board of Directors (the “Committee”) and is comprised solely of non-employee Directors. The Committee is responsible for providing oversight and guidance in the development of compensation and benefit programs for all employees of the Company and establishing and administering Capital Directions, Inc.’s executive compensation programs. In addition, matters relating to the grant of options and any performance-based executive compensation to Capital Directions, Inc. executives are considered and acted upon by the Committee.

Compensation Philosophy
     Capital Directions, Inc.’s compensation philosophy is designed to support Capital Directions, Inc.’s primary objective of creating value for its shareholders. The Committee believes that the following compensation strategies for Capital Directions, Inc.’s executive officers, including the Chief Executive Officer (the “CEO”), achieve this objective:

•	Attract and Retain Talented Executives — Capital Directions, Inc. provides compensation and benefit programs that are competitive relative to similar positions at similarly sized companies in the financial services industry.

•	Emphasize Pay for Performance — Our compensation and benefits programs are supplemented by incentive opportunities for the individual when high levels of performance are achieved relative to pre-established objectives. Good individual and Company performance results in competitive compensation. Superior individual and Company performance results in commensurate compensation.

Compensation Programs
     The following are summary descriptions of Capital Directions, Inc.’s compensation program for executive officers, including the CEO:

Base Salary
     Capital Directions, Inc.’s current philosophy is to base salaries sufficient to attract and retain executives with a broad, proven track record of performance. To do so, the Committee takes into account the competitive market data for similar positions at similar sized companies in the financial services industry.

     The performance of each executive officer is reviewed annually. Base salaries are generally reviewed annually. Consideration of salary adjustments is based on competitive market data, individual performance and industry information. The Committee reviews all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

Bonus Plan
     Cash bonus opportunities for executive officers are based upon corporate and individual performance during each year. The assessment of an executive officer’s individual performance generally will be based on factors including their contribution toward financial

ATTACHMENT

performance (including revenue and expense), people management and process improvement. Corporate objectives must be achieved before bonuses can be considered.

Equity-Based Program
     Capital Directions, Inc.’s equity-based awards consist principally of stock options and are granted annually. These equity-based awards are designed to align management interests with those of shareholders. Stock option awards provide executive officers with upside opportunity for improving Capital Directions, Inc.’s stock price.

     The Committee structures the size of awards by balancing the interests of shareholders with the need to provide an attractive program. The Committee bases individual grants of equity-based awards on various factors, including demonstrated sustained performance and each executive officer’s ability to contribute to Capital Directions, Inc.’s future success.

CEO Compensation
     Mr. Gaylord’s compensation for fiscal 2002 consisted of base salary, bonus opportunity, and equity compensation in the form of stock options and director fees. When determining the components of Mr. Gaylord’s compensation for fiscal 2002, the Committee gave consideration to Chief Executive Officer compensation in other similarly sized companies in the financial services industry.

     Effective January 1, 2002, Mr. Gaylord’s base salary increased from $119,919 to $127,415. Mr. Gaylord’s salary increase was approved by the Committee during the annual review process and reflected updated market data of chief executive officers at comparable companies and Mr. Gaylord’s performance during the twelve-month period ending December 31, 2001.

     The annual target award for Mr. Gaylord’s bonus is set at 33% of the targeted bonus pool based upon meeting earnings objectives. As discussed above, Company performance objectives must be achieved before bonuses can be considered. Mr. Gaylord received a cash bonus award of $25,600 in fiscal 2002.

     Consistent with our equity-based program as stated above, Mr. Gaylord was granted 2,000 stock options, with an exercise price equal to the market price on the date of grant.

     The Committee feels confident that our pay programs have aligned with our compensation philosophy while appropriately balancing the business environment with the need to effectively attract and retain a high caliber management team.

Compensation Committee
James W. Leasure, Chairman
Gerald W. Ambrose
Douglas W. Dancer
Peter D. Houk
Paula J. Johnson
Marvin B. Oesterle

ATTACHMENT

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s common stock (“CTDN”) based on the last actual transaction in the Company’s common stock in the years indicated with the cumulative return for the NASDAQ Index and the Midwest Quadrant OTC-BB and Pink Sheet Banks Index over the same period, assuming the investment of $100 on December 31, 1997, and reinvestment of all dividends.

ATTACHMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Executive officers, directors and greater than 10% shareholders (collectively, “Section 16(a) Reporting Persons”) are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     In connection with the Company’s original Registration Statement of Form S-4 filed with the Commission on February 29, 1988, the Company was erroneously advised by its Counsel at the time, that it was a 15(d) reporting company, and therefore, not subject to Section 16(a). As a result, the Company’s Section 16(a) Reporting Persons have failed to file any reports under Section 16(a). This error was discovered on March 24, 2003 and the Company is taking prompt measures to become current in its Section 16(a) reporting obligations.

ATTACHMENT

Capital Directions, Inc. and Mason State Bank
Audit Committee Charter

Organization

There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of Capital Directions, Inc. and Mason State Bank and are free of any relationship that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment as a Committee member. Examples of such relationships include: a director being employed by the corporation (other than in the role of director) or any of its affiliates within the past five years; a director accepting any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service or benefits under a tax-qualified retirement plan; a director being a member of the immediate family of an individual who has been in any of the past five years, employed by the corporation or any of its affiliates as an executive officer; a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that are or have been significant to the corporation or business organization in any of the past five years; a director being employed as an executive of another company where any of the corporation’s executives serves on that company’s compensation committee. A director who has one or more of these relationships may be appointed to the Audit Committee by a majority vote, if the board determines that membership is beneficial to the corporation. This exception will only be granted under limited circumstances and will be disclosed in the next annual proxy statement, the nature of the relationship, and reasons for that determination. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders and investment community relating to accounting, reporting practices of the corporation, the quality and integrity of the financial reports of the corporation, and such other duties as directed by the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the extended auditor providers, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of the corporation are in accordance with material requirements and of high quality.

In carrying out these responsibilities, the Audit Committee will:

•	Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. In the process, the Committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent.

•	Review with the financial management of the corporation the scope of the proposed audit for the current year and the audit procedures to be utilized by the independent auditors.

ATTACHMENT

•	Review with the independent auditors the completed audit, including any comments or recommendations on an annual basis.

•	Review with the independent auditors, the company’s extended audit provider, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review compliance to company policy statements.

•	Review the extended audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Review a summary of findings from completed extended audits together with management’s responses and a progress report on the proposed extended audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the extended and independent auditors to meet with the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporations’ financial, accounting, and audit coordinator personnel, discuss the impact to the corporation of any proposed accounting changes, and the cooperation that the independent auditors received during the course of the audit. Review any serious difficulties or disputes with management encountered during the course of the audit. The Audit Committee will provide the independent auditor with full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors. The Committee should also produce an annual summary report (including appropriate oversight conclusions) suitable for submission to the shareholders in the proxy statement.

•	Review with management, the independent auditor, and the audit coordinator the interim financial report before it is filed with the SEC or other regulators. This review should be performed on a quarterly basis.

•	Review and concur in the appointment, replacement, reassignment, or dismissal of the audit coordinator.

•	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

•	Review and update the Committee’s Charter on an annual basis. The existence of the written charter should be disclosed in the proxy statements, with a filing of a copy of the charter at least every three years.

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•	Review and approve requests for any management consulting engagement to be performed by the Company’s independent auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

•	The Committee shall meet at least three times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. On an annual basis, the Audit Committee shall hold independent meetings with the independent auditors and audit coordinator.

•	The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors

Date approved by the Audit Committee: March 15, 2001

ATTACHMENT

1.	ELECTION OF DIRECTORS NOMINEES: Gerald W. Ambrose Douglas W. Dancer Timothy P. Gaylord Peter D. Houk Paula J. Johnson James W. Leasure Marvin B. Oesterle	FOR WITHHELD ☐ ☐ FOR, except vote withheld from the following nominees:	2.	APPROVAL OF THE 2003 STOCK OPTION PLAN FOR WITHHELD ABSTAIN ☐ ☐ ☐	3.	TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. FOR WITHHELD ABSTAIN ☐ ☐ ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

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SIGNATURE	DATE

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SIGNATURE	DATE

CAPITAL DIRECTIONS, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS PAULA J. JOHNSON AND JAMES W. LEASURE, JOINTLY AND SEVERALLY, PROXIES, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF CAPITAL STOCK OF CAPITAL DIRECTIONS, INC. WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT MASON STATE BANK, 322 SOUTH JEFFERSON STREET, AT 6:30 P.M. ON APRIL 24, 2003, OR ANY ADJOURNMENT THEREOF.

THE PROXIES NAMED ON THE REVERSE HEREOF AS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE HEREOF OR, IF NO SPECIFICATION IS MADE, FOR ALL NOMINEES NAMED ON THE REVERSE SIDE AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL AGENDA ITEMS.

(TO BE SIGNED ON REVERSE SIDE.)